Exhibit 23.4

516 North Milwaukee Avenue

Libertyville, Illinois 60048

www.malekremian.com

July 25, 2022

The Board of Directors

Flexible Solutions International, Inc.

6001 54th Avenue

Taber, Alberta Canada T1G 1X4

Re: MalekRemian Fairness Opinion/S-4 Registration Statement for Combination with Lygos, Inc.

To the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated June 17, 2022.

Our opinion was provided for the information and assistance of the Board of Directors of Flexible Solutions International, Inc. (the “Company”) in connection with its consideration of the transaction described therein and is not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company desires to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “Opinion of FSI’s Financial Advisor” “Financial Analysis” “Comparable Company and Precedent Transaction Analysis” “Shareholder Discounted Cash Flow Analysis” and “Indications of Pre-money Value for Comparable Publicly Traded Companies” and to the inclusion of our opinion in the Prospectus included in the Registration Statement, appearing as an appendix to such Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

MALEKREMIAN LLC

/s/ Kenneth J. Malek

Kenneth J. Malek

President

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